EX-99(e)(2)

Fifth Amended and Restated
Schedule A to the
Amended and Restated
Distribution Agreement
by and between
Scout Funds
and
UMB Distribution Services, LLC

Name of Funds                                                                Original Effective Date                                                                         Annual Renewal Deadline
Scout Stock Fund                                                                        May 19, 2001                                                                                   March 31
Scout Mid Cap Fund                                                                  Oct. 31, 2006                                                                                     March 31
Scout Small Cap Fund                                                                May 19, 2001                                                                                    March 31
Scout International Fund                                                           May 19, 2001                                                                                    March 31
Scout International Discovery Fund                                        Dec. 31, 2007                                                                                    March 31
Scout Global Equity Fund                                                          June 30, 2011                                                                                   March 31
Scout Core Bond Fund                                                               May 19, 2001                                                                                   March 31
Scout Core Plus Bond Fund                                                      April 21, 2011                                                                                   March 31
Scout Unconstrained Bond Fund                                             Sept. 29, 2011                                                                                   March 31
Scout Low Duration Bond Fund                                               Aug. 29, 2012                                                                                   March 31

The undersigned, intending to be legally bound, hereby execute this Fifth Amended and Restated Schedule A to the Amended and Restated Distribution Agreement dated April 1, 2010, and executed by and between Scout Funds and UMB Distribution Services, LLC, to be effective as of the 24th day of August, 2012.

UMB DISTRIBUTION SERVICES, LLC                                                                                     SCOUT FUNDS

By: /s/ Robert J. Tuszynski                                                                                             By: /s/ Andrew J. Iseman

Title:  Robert J. Tuszynski, President                                                                                           Title: Andrew J. Iseman, President